UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 11, 2019
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116-0918
(Address of principal executive offices)		(zip code)

(406) 255-5390
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ

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Item 8.01    Other Events.

On June 11, 2019, the First Interstate BancSystem, Inc. (the "Company") board of directors adopted a new stock repurchase program to replace the program that had been in place since 2015 and which had only 24,123 shares of Class A common stock remaining to be purchased thereunder. Under the new stock repurchase program, the Company may repurchase up to 2.5 million of its outstanding shares of Class A common stock. Any repurchased shares will be returned to authorized but unissued shares of Class A common stock in accordance with Montana law. The Company currently has approximately 42.8 million shares of Class A common stock issued and outstanding, and has not to date commenced purchasing any shares of its Class A common stock under the program.

Under the stock repurchase program, the Company intends to repurchase its shares through authorized Rule 10b5-1 trading plans (which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under applicable securities laws), open market purchases, private transactions, block trades, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the Company’s Insider Trading Policy, the Company can enter into a Rule 10b5-1 plan only during an open trading window. The stock repurchase program has no expiration date.

Adopting a written trading plan that satisfies the conditions of Rule 10b5-1 under the Exchange Act allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to applicable securities and insider trading laws. An independent broker selected by the Company will have the authority under the terms and limitations specified in its Rule 10b5-1 trading plan to repurchase shares on the Company's behalf in accordance with the terms of the plan. After the expiration of the current trading plan, the Company may from time to time enter into subsequent trading plans under Rule 10b5-1 of the Exchange Act to facilitate the repurchase of its Class A common stock pursuant to its stock repurchase program.

Repurchases may also be made at management’s discretion, subject to the insider trading window periods imposed by the Company's insider trading policy, at prices management and the board of directors consider to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of shares of Class A common stock, general market conditions, the trading price of the Class A common stock, alternative uses for capital, the Company’s financial performance, and other factors. Open market purchases will be conducted in a manner intended to satisfy the requirements of, and in accordance with the limitations set forth in, Rule 10b-18 under the Exchange Act and other applicable legal requirements.

The timing and amount of share repurchases under the repurchase program may be suspended, terminated or modified by the Company at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

Information regarding share repurchases will be available in the Company's periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q as required by the applicable rules of the Exchange Act.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties, including statements regarding purchases of Class A common stock pursuant to a Rule 10b5-1 trading plan or otherwise. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 13, 2019

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer